Exhibit 32.1
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              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
   EXHIBIT 32.1 - CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Kinder Morgan Energy Partners, L.P. (the "Company") on Form 10-Q for the quarterly period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Kinder Morgan Energy Partners, L.P. and will be retained by Kinder Morgan Energy Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated:  November 7, 2006      /s/ Richard D. Kinder
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                              Richard D. Kinder
                              Chairman and Chief Executive Officer of Kinder
                              Morgan Management, LLC, the delegate of Kinder
                              Morgan G.P., Inc., the General Partner of
                              Kinder Morgan Energy Partners, L.P.